Exhibit 99.1 Sealed Air Corporation 2415 Cascade Pointe Blvd. Charlotte, NC 28208

For release: May 9, 2017

SEALED AIR REPORTS FIRST QUARTER 2017 RESULTS

•	Announced definitive agreement to sell Diversey to Bain Capital Private Equity for $3.2 billion on March 27, 2017; Diversey reported as Discontinued Operations

•	First Quarter 2017 Sales from Continuing Operations of $1.0 Billion, an increase of 3% reflecting 6% growth in North America

•

Net Loss from Continuing Operations of $54 Million and Reported Net Loss Per Share from Continuing Operations of $(0.27), including tax expense of $127 Million, or $0.65 Per Diluted Share Related to Pending Sale of Diversey

•	Adjusted Net Income from Continuing Operations of $85 Million and Adjusted EPS from Continuing Operations of $0.43 per share

•	Provided Outlook for Full Year 2017 from Continuing Operations

CHARLOTTE, N.C., May 9, 2017 – Sealed Air Corporation (NYSE: SEE) today announced financial results for first quarter 2017.  Commenting on these results, Jerome A. Peribere, President and Chief Executive Officer, said, “2017 is a transformational year for Sealed Air. In March, we announced the sale of Diversey to Bain Capital Private Equity in a transaction valued at $3.2 billion.  This transaction marks a significant milestone for both New Sealed Air and Diversey and we are committed to a timely and successful separation.  For Sealed Air, the divestiture gives us an even greater focus on executing our profitable growth story and the financial flexibility to invest in our core business.”

Peribere continued, “Our first quarter performance demonstrates our commitment to renewed growth and high quality earnings.  We were pleased North America delivered 7% volume growth as a result of increased demand for our protein packaging and e-Commerce solutions. Looking forward, we expect continued momentum on the top line and improved earnings throughout the remainder of the year.”

Unless otherwise stated, all results compare first quarter 2017 results to first quarter 2016 results from continuing operations.  Diversey refers to the Diversey Care and food hygiene and cleaning business. As a result of the Diversey transaction, we have also changed our segment reporting structure effective as of January 1, 2017. Food Care now includes the Medical Applications businesses which were previously reported under 'Other'. Additionally, Food Care now excludes the food hygiene business, which is a component of Diversey and classified as discontinued operations. Year-over-year financial discussions present operating results from continuing operations as reported, and on a constant dollar basis. Constant dollar refers to unit volume and price/mix performance and excludes the impact of currency translation from all periods referenced. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share (“Adjusted EPS”) and Adjusted Tax Rate, exclude the impact of special items, such as restructuring charges, charges related to the sale of Diversey, charges related to ceasing operations in Venezuela, cash-settled stock appreciation rights (“SARs”) granted as part of the original Diversey acquisition and certain other infrequent or one-time items. Please refer to the supplemental information included with this press release for a reconciliation of Non-U.S. GAAP to U.S. GAAP financial measures.

First Quarter 2017 Highlights by Division

●

Food Care net sales of $656 million increased 2.7% as reported. Currency had a positive impact on Food Care net sales of 0.6%, or $4 million. On a constant dollar basis, net sales increased 2.1% due to positive volume growth of 3.1% partially offset by lower price/mix of 1.0%. Volume growth of 9% in North America and 1% in Latin America were partially offset by declines in Europe, Middle East and Africa (EMEA) and Asia Pacific. Adjusted EBITDA of $142 million or 21.7% of net sales was primarily attributable to positive volume trends, which were partially offset by unfavorable mix and price/cost spread.

●

Product Care net sales of $377 million in the first quarter were up 2.5% as reported and 3.6% on a constant dollar basis. Currency had a negative impact on Product Care net sales of 1.1%, or $4 million. Sales volume increased 5.0% with positive trends across all regions.  This was offset by unfavorable price/mix of 1.4%.  North America volumes were up 5.5% as a result of continued strength in e-Commerce. Adjusted EBITDA of $74 million or 19.7% of net sales was attributable to volume growth, which was more than offset by higher raw material costs and unfavorable mix of e-Commerce products.

●

On March 27, 2017, Sealed Air announced it had entered into a definitive agreement to sell Diversey to Bain Capital Private Equity, a leading global private investment firm, for $3.2 billion. The transaction is expected to close in early September.

●

In conjunction with the announced divestiture, Sealed Air's Board of Directors authorized an increase of the share repurchase program by an additional $1.5 billion of Sealed Air common stock.  With this increase, the total authorization for future repurchases under the program is approximately $2.2 billion.

First Quarter 2017 U.S. GAAP Summary, Continuing Operations

Net sales of $1.0 billion increased 2.6% on an as reported basis. Currency had a negative impact on total net sales of 0.1%, or $1 million. As reported, net sales in Latin America and North America increased 7.2% and 5.9% respectively. Asia Pacific was up 3.1% as reported while EMEA declined 6.7%.

Net loss from continuing operations on a reported basis was $54 million, or $(0.27) per diluted share as compared to $75 million, or $0.37 per diluted share in the first quarter 2016. Net earnings in the first quarter 2017 were unfavorably impacted by $139 million of special items, including $127 million of tax expense recorded in accordance with the pending sale of Diversey. Special items negatively impacting the first quarter of 2017 also included costs incurred related to the sale of Diversey, and restructuring and other restructuring associated costs.  Net earnings in the first quarter 2016 included $8 million of special items, primarily consisting of restructuring and other restructuring associated costs, a loss on the sale of our European food trays business, and a loss on the remeasurement of our Venezuelan operations.

The effective tax rate in the first quarter of 2017 was 165.1%, compared to the effective tax rate of 19.0% in the first quarter of 2016. The effective tax rate in the first quarter of 2017 was negatively impacted by previously discussed tax expense related to the pending sale of Diversey, which was partially offset by a $9 million tax benefit on share-based compensation and a $5 million benefit related to statute of limitations expirations and audit settlements.  The effective tax rate in the first quarter of 2016 was favorably impacted by a $10 million tax benefit on share-based compensation.

First Quarter 2017 Non-U.S. GAAP Summary, Continuing Operations

Net sales on a constant dollar basis increased 2.7%. North America was up 5.7% followed by Latin America, which delivered constant dollar sales growth of 5.5%. Volumes increased 3.8% with positive trends across the all regions except EMEA. Volumes in North America increased 7.4% and Latin America was up 1.4%. Constant dollar sales were relatively flat in Asia Pacific while EMEA declined 3.5%.

Adjusted EBITDA for the first quarter 2017 was $182 million, or 17.6% of net sales, compared to $186 million, or 18.5% of net sales for the first quarter of 2016.  Adjusted EBITDA included $34 million of Corporate expenses in the first quarter of 2017, of which $8 million reflected costs that were previously allocated to Diversey but not included in net income from discontinued operations.  Corporate expenses were $30 million in the first quarter of 2016, and included $5 million of costs that were previously allocated to Diversey, but which were not included in net income from discontinued operations.

Adjusted EPS was $0.43 for the first quarter 2017. This compares to Adjusted EPS of $0.42 in the first quarter 2016. The Adjusted Tax Rate was 13.6% in the first quarter 2017, compared to 18.8% in the first quarter 2016. The Adjusted Tax Rate in the first quarter of 2017 was favorably impacted by $9 million of tax benefit on share-based compensation and $6 million benefit related to statute of limitations expirations and audit settlements.  The Adjusted Tax Rate in the first quarter of 2016 was favorably impacted by a $10 million tax benefit on share-based compensation.

First Quarter 2017 U.S. GAAP Summary, Discontinued Operations.

Net sales included in the calculation of net earnings from discontinued operations were $582 million as compared to $585 million in the first quarter of 2016. Net income from discontinued operations on a reported basis was $11 million, or $0.05 per diluted share, as compared to $28 million, or $0.14 per diluted share in the first quarter 2016. Net earnings in the first quarter 2017 were negatively impacted by $19 million of tax expense related to the planned repatriation of foreign earnings.

Cash Flow and Net Debt

Cash flow provided by operating activities in the first three months of 2017 was $17 million, which is net of $15 million of restructuring payments. This compares with cash provided by operating activities of $15 million in the first three months of 2016.

Capital expenditures decreased to $50 million in the first three months of 2017 compared to $52 million in the first three months of 2016.  Free Cash Flow, defined as net cash provided by operating activities less capital expenditures, was an outflow of $33 million in the first three months of 2017. This compares to an outflow of $41 million in the first three months of 2016.

Compared to December 31, 2016, the Company’s net debt increased $89 million to $3.9 billion as of March 31, 2017. This increase in net debt primarily resulted from a use of working capital, capital expenditures, and amounts paid for dividends.

Updated Outlook for Full Year 2017, Continuing Operations

For the full year 2017, the Company expects to achieve approximately Net Sales of $4.3 billion, as compared to $4.2 billion for the full year 2016. This sales performance is based on an expected 3% constant dollar sales growth in Food Care and 3 - 4% constant dollar sales growth in Product Care.  Currency is expected to have a negative impact of $35 million on Net Sales in 2017.

Adjusted EBITDA from continuing operations for the full year 2017 is expected to be approximately $825 million, as compared to $808 million for the full year 2016.  The outlook for Adjusted EBITDA assumes $25 million of costs that were previously allocated to Diversey that were not included in net earnings from discontinued operations, which compares to $17 million in 2016. Currency is expected to have a negative impact of approximately $5 million on Adjusted EBITDA in 2017.

Adjusted EPS from continuing operations is expected to be approximately $1.70 for the full year 2017 and assumes an Adjusted Tax Rate of 28% and an estimated 196 million diluted shares outstanding, which is in line with diluted shares outstanding in the first quarter of 2017.

  The Company's Free Cash Flow outlook assumes an early September close on the sale of Diversey and is based on a full year of Adjusted EBITDA from continuing operations of $825 million and eight months from discontinued operations of $215 million.  Free Cash Flow outlook excludes cash flow generation from working capital related to Diversey in the last four months of the year, and does not include payments expected to be paid in relation to the sale of Diversey. The Company anticipates 2017 Free Cash Flow to be approximately $390 million, including capital expenditures of approximately $175 million and cash restructuring payments of approximately $50 million, which excludes any restructuring programs to address stranded and unallocated costs.  Full year 2016 Free Cash Flow was $631 million, including $276 million of capital expenditures and cash restructuring payments of $66 million.

Conference Call Information

Date:	Tuesday, May 9, 2017
Time:	10:00am (ET)
Webcast:	www.sealedair.com/investors
Conference Dial In:	(855) 472-5411 (domestic)
(330) 863-3389 (international)
Participant Code:	6791312

A supplemental presentation accompanying the conference call will be available on the Company’s website at www.sealedair.com/investors.

Conference Call Replay Information

Dates:	Tuesday, May 9, 2017 at 1:00pm (ET) through
Thursday, June 8, 2017 at 12:59pm (ET)
Webcast:	www.sealedair.com/investors
Conference Dial In:	(855) 859-2056 (domestic)
(404) 537-3406 (international)
Participant Code:	6791312

Business

Sealed Air Corporation creates a world that feels, tastes and works better. In 2016, the Company generated revenue of approximately $6.8 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey® cleaning and hygiene solutions, enables a safer and less wasteful food supply chain, protects valuable goods shipped around the world, and improves health through clean environments. Sealed Air has approximately 23,000 employees who serve customers in 171 countries. To learn more, visit www.sealedair.com.

Website Information

We routinely post important information for investors on our website, www.sealedair.com, in the "Investor Relations" section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-U.S. GAAP Information

In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Adjusted Net Earnings and Adjusted EPS, net sales on a “constant dollar” or “organic” basis, Free Cash Flow, Adjusted EBITDA and Adjusted Tax Rate, as our management believes these measures are useful to investors. We present results and guidance, adjusted to exclude the effects of Special Items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance.  In addition, non-U.S. GAAP measures are used by management to review and analyze our operating performance and, along with other data, as internal measures for setting annual budgets and forecasts, assessing financial performance, providing guidance and comparing our financial performance with our peers and may also be used for purposes of determining incentive compensation. The non-U.S. GAAP information has limitations as an analytical tool and should not be considered in isolation from or as a substitute for U.S. GAAP information. It does not purport to represent any similarly titled U.S. GAAP information and is not an indicator of our performance under U.S. GAAP. Non-U.S. GAAP financial measures that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-U.S. GAAP measures. For a reconciliation of these non-U.S. GAAP measures to U.S. GAAP and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Condensed Consolidated Statements of Cash Flows” (under the section entitled “Non-U.S. GAAP Free Cash Flow”), “Reconciliation of U.S. GAAP Net Earnings and U.S. GAAP Net Earnings Per Share to Non-U.S. GAAP Adjusted Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Share” “Segment Information,” “Reconciliation of U.S. GAAP Net Earnings to Non-U.S. GAAP Total Company Adjusted EBITDA,” “Components of Change in Net Sales by Segment,” “Components of Changes in Net Sales by Region,” “Components of Organic Change in Net Sales by Segment,” and “Components of Organic Changes in Net Sales by Region.”  Information reconciling forward-looking non-U.S. GAAP measures to U.S. GAAP measures is not available without unreasonable effort.

*We have not provided guidance for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain Special Items, including gains and losses on the disposition of businesses, the ultimate outcome of certain legal or tax proceedings, foreign currency gains or losses resulting from the volatile currency market in Venezuela, and other unusual gains and losses.  These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings. The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: the tax benefits associated with the Settlement agreement (as defined in our 2016 Annual Report on Form 10-K), global economic and political conditions, changes in our credit ratings, changes in raw material pricing and availability, changes in energy costs, competitive conditions, the success of the separation of the Diversey Care division and food hygiene business, the success of our restructuring activities, currency translation and devaluation effects, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, the success of new product offerings, the effects of animal and food-related health issues, pandemics, consumer preferences, environmental matters, regulatory actions and legal matters, and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended
	March 31,
	2017	2016
		Revised(2)
Net sales	$1,032.2	$1,005.9
Cost of sales	695.8	670.3
Gross profit	336.4	335.6
As a % of total net sales	32.6%	33.4%
Selling, general and administrative expenses	195.8	185.1
As a % of total net sales	19.0%	18.4%
Amortization expense of intangible assets acquired	5.0	2.8
Restructuring and other charges	1.9	(0.2)
Operating profit	133.7	147.9
Interest expense	(48.8)	(50.9)
Foreign currency exchange loss related to Venezuelan subsidiaries	—	(1.0)
Other expense, net	(2.3)	(3.5)
Earnings from continuing operations before income tax provision	82.6	92.5
Income tax provision(2)	136.4	17.6
Effective income tax rate	165.1%	19.0%
Net (loss) earnings from continuing operations	(53.8)	74.9
Net earnings from discontinued operations, net of tax	10.6	27.5
Net (loss) earnings available to common stockholders	$(43.2)	$102.4
Basic(2)(3):
Continuing operations	$(0.27)	$0.37
Discontinued operations	0.05	0.14
Net (loss) earnings per common share - basic	$(0.22)	$0.51
Diluted(2)(3):
Continuing operations	$(0.27)	$0.37
Discontinued operations	0.05	0.14
Net (loss) earnings per common share - diluted	$(0.22)	$0.51
Dividends per common share	$0.16	$0.13
Weighted average number of common shares outstanding:
Basic	193.4	195.2
Diluted(2)	195.7	197.5

(1)

The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

The Company early adopted ASU 2016-09 on a prospective basis as required, related to the recognition of excess tax benefits to the income statement which were previously recorded in additional paid-in capital, effective January 1, 2016. This resulted in an additional 404,347 diluted weighted average number of common shares outstanding for the three months ended March 31, 2016, and recognition of excess tax benefits of $9.6 million in income tax provision from continuing operations for the three months ended March 31, 2016. As a result, net earnings per common share increased by $0.05 per share per share for the three months ended March 31, 2016.

(3)	Net earnings per common share are calculated under the two-class method. See our Annual Report on Form 10-K for year ended December 31, 2016 for more information on the two-class method.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS(1)

(Unaudited)

(In millions)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$258.4	$333.7
Trade receivables, net	450.5	460.5
Other receivables	84.0	84.2
Inventories	507.0	456.7
Current assets held for sale	2,891.8	825.7
Other current assets	95.8	54.6
Total current assets	4,287.5	2,215.4
Property and equipment, net	910.1	889.6
Goodwill	1,884.7	1,882.9
Intangible assets, net	39.3	40.1
Deferred taxes	122.4	169.9
Non-current assets held for sale	—	2,026.0
Other assets, net	177.2	175.3
Total assets	$7,421.2	$7,399.2
Liabilities and stockholders' equity
Current liabilities:
Short-term borrowings	$96.9	$83.0
Current portion of long-term debt	296.5	297.0
Accounts payable	581.1	539.2
Current liabilities held for sale	1,215.4	683.3
Other current liabilities	471.7	516.5
Total current liabilities	2,661.6	2,119.0
Long-term debt, less current portion	3,762.7	3,762.6
Deferred taxes	4.3	4.9
Non-current liabilities held for sale	—	501.0
Other liabilities	397.8	402.0
Total liabilities	6,826.4	6,789.5
Stockholders' equity	594.8	609.7
Total liabilities and stockholders' equity	$7,421.2	$7,399.2

(1)

The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

CALCULATION OF NET DEBT(1)

	March 31,	December 31,
	2017	2016

Short-term borrowings	$96.9	$83.0
Current portion of long-term debt	296.5	297.0
Long-term debt, less current portion	3,762.7	3,762.6
Total debt	4,156.1	4,142.6
Less: cash and cash equivalents	(258.4)	(333.7)
Net debt	$3,897.7	$3,808.9

(1)

The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2017	2016
		Revised(3)
Net (loss) earnings available to common stockholders	$(43.2)	$102.4
Adjustments to reconcile net earnings to net cash provided by operating activities(2)	184.9	66.7
Changes in:
Trade receivables, net	(3.3)	(22.3)
Inventories	(64.3)	(65.1)
Accounts payable	56.1	39.0
Changes in all other operating assets and liabilities	(113.0)	(106.0)
Cash flow provided by operating activities	17.2	14.7

Capital expenditures for property and equipment	(50.4)	(51.8)
Proceeds, net from sale of businesses	2.3	4.2
Proceeds from sales of property, equipment and other assets	0.1	1.3
Settlement of foreign currency forward contracts	(7.3)	(22.4)
Cash flow used in investing activities	(55.3)	(68.7)

Net proceeds (payments) from borrowings	10.2	106.8
Cash used as collateral on borrowing arrangements	(1.2)	(0.2)
Repurchase of common stock	—	(32.0)
Dividends paid on common stock	(31.4)	(26.2)
Acquisition of common stock for tax withholding	(21.5)	(22.3)
Other financing activities	(1.8)	—
Cash flow (used in) provided by financing activities	(45.7)	26.1

Effect of foreign currency exchange rates on cash and cash equivalents	8.5	(10.9)

Cash and cash equivalents beginning of period	$333.7	$321.7
Net change in cash and cash equivalents	(75.3)	(38.8)
Cash and cash equivalents end of period	$258.4	$282.9

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities	$17.2	$14.7
Capital expenditures for property and equipment	(50.4)	(51.8)
Free Cash Flow(4)	$(33.2)	$(37.1)

Additional Cash Flow Information:
Interest payments, net of amounts capitalized	$48.0	$48.9
Income tax payments	$46.2	$29.6
SARs payments (less amounts included in restructuring payments)	$—	$0.1
Restructuring payments (including associated costs)	$15.2	$18.7

(1)

The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

2017 primarily consists of $112 million of deferred taxes, including $127 million of tax expense recorded in accordance with the pending sale of Diversey, depreciation and amortization of $53 million, share based compensation expense of $9 million and profit sharing expense of $9 million. 2016 primarily consists of depreciation and amortization of $59 million, profit sharing expense of $7 million and loss on sale of businesses of $3 million.

(3)

The Company early adopted ASU 2016-09 on a retrospective basis related to the classification of excess tax benefits on the Statement of Cash Flows, effective January 1, 2016, which resulted in an increase in operating cash flow of $7 million and a decrease in financing activities of $7 million for the three months ended March 31, 2016. Additionally, due to changes in the accounting treatment of a factoring agreement the Company reclassified amounts from cash and cash equivalents to other receivables $3 million as of March 31, 2016. This reclassification resulted in a decrease in cash provided by operating activities of $4 million for the three months ended March 31, 2016.

(4)

Free cash flow was $(31) million in 2017 excluding the payment of charges related to the sale of Diversey of $2 million. Free cash flow does not represent residual cash available for discretionary expenditures, including mandatory debt servicing requirements or non-discretionary expenditures that are not deducted from this measure.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP NET EARNINGS AND U.S. GAAP NET EARNINGS PER COMMON SHARE TO

NON-U.S. GAAP ADJUSTED NET EARNINGS AND NON-U.S. GAAP ADJUSTED NET EARNINGS PER COMMON SHARE(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended March 31,
	2017		2016
	Net		Net
	Earnings	EPS	Earnings	EPS
U.S. GAAP net (loss) earnings and EPS available to common stockholders from continuing operations(2)	$(53.8)	$(0.27)	$74.9	$0.37
Special Items(3)	138.6	0.70	7.9	0.05
Non-U.S. GAAP adjusted net (loss) earnings and adjusted EPS available to common stockholders from continuing operations	$84.8	$0.43	$82.8	$0.42
Weighted average number of common shares outstanding - Diluted		195.7		197.5

(1)

The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q  with the Securities and Exchange Commission.

(2)	Net earnings per common share is calculated under the two-class method.
(3)	Special Items include the following:
	Three Months Ended March 31,
	2017	2016
Special Items:
Restructuring and other charges	$(1.9)	$0.2
Other restructuring associated costs included in cost of sales and selling, general and administrative expenses	(3.9)	(3.9)
SARs	—	(0.1)
Foreign currency exchange loss related to Venezuelan subsidiaries	—	(1.0)
Gain (loss) on sale of North American foam trays and absorbent pads business and European food trays business	2.3	(1.6)
Loss related to the sale of other businesses, investments and property, plant and equipment	—	(1.7)
Charges incurred related to the sale of Diversey	(16.1)	—
Other Special Items(1)	4.1	(1.4)
Pre-tax impact of Special Items	(15.5)	(9.5)
Tax impact of Special Items and Tax Special Items(2)	(123.1)	1.6
Net impact of Special Items	$(138.6)	$(7.9)
Weighted average number of common shares outstanding - Diluted	195.7	197.5
Earnings per share impact from Special Items	$(0.70)	$(0.05)

(1)

Other Special Items for the three months ended March 31, 2017 primarily included a recovered wage tax as the result of a court ruling partially offset by legal fees associated with restructuring and acquisitions. Other Special Items for the three months ended March 31, 2016 primarily included legal fees associated with restructuring and acquisitions.

(2)	Refer to Note 1 to the table below for a description of Special Items related to tax.

The calculation of the non-U.S. GAAP Adjusted income tax rate is as follows:

	Three Months Ended March 31,
	2017	2016
U.S. GAAP Earnings before income tax provision from continuing operations	$82.6	$92.5
Pre-tax impact of Special Items	(15.5)	(9.5)
Non-U.S. GAAP Adjusted Earnings before income tax provision from continuing operations	$98.1	$102.0

U.S. GAAP Income tax (benefit) provision from continuing operations	$136.4	$17.6
Tax Special Items(1)	(128.3)	—
Tax impact of Special Items	5.2	1.6
Non-U.S. GAAP Adjusted Income tax provision from continuing operations	$13.3	$19.2

U.S. GAAP Effective income tax rate	165.1%	19.0%
Non-U.S. GAAP Adjusted income tax rate	13.6%	18.8%

(1)	For the three months ended March 31, 2017, the special tax items included $127 million of tax expense recorded in accordance with the pending sale of Diversey.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

SEGMENT INFORMATION(1)

(Unaudited)

(In millions)

	Three Months Ended
	March 31,		%
	2017	2016	Change

Net Sales:
Food Care	$655.6	$638.4	2.7%
As a % of Total Company net sales	63.5%	63.5%
Product Care	376.6	367.5	2.5%
As a % of Total Company net sales	36.5%	36.5%
Total Company Net Sales	$1,032.2	$1,005.9	2.6%

	Three Months Ended
	March 31,		%
	2017	2016	Change

Adjusted EBITDA from continuing operations(2):
Food Care	$141.5	$138.6	2.1%
Adjusted EBITDA Margin	21.6%	21.7%
Product Care	74.1	77.1	-3.9%
Adjusted EBITDA Margin	19.7%	21.0%
Corporate expenses and unallocated costs(3)	(33.7)	(29.5)	14.2%
Non-U.S. GAAP Total Company Adjusted EBITDA from continuing operations	$181.9	$186.2	-2.3%
Adjusted EBITDA Margin	17.6%	18.5%

(1)

The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)	As of January 1, 2017 we modified our calculation of Adjusted EBITDA to exclude interest income. The impact in this modification was $1.6 million for the three months ended March 31, 2016.
(3)	Unallocated costs related to Diversey that have been included in adjusted EBITDA for Corporate were as follows:

	Three Months Ended
	March 31,
	2017	2016

Unallocated costs	$8.0	$5.1

SEALED AIR CORPORATION

SEGMENT INFORMATION – CONTINUED

SUPPLEMENTARY INFORMATION(1)

RECONCILIATION OF U.S. GAAP NET EARNINGS TO

NON-U.S. GAAP TOTAL COMPANY ADJUSTED EBITDA

(Unaudited)

(In millions)

	Three Months Ended
	March 31,
	2017	2016

U.S. GAAP net earnings from continuing operations	$(53.8)	$74.9
Interest expense	(48.8)	(50.9)
Interest income	2.2	1.6
Income tax provision	136.4	17.6
Depreciation and amortization(3)	(37.2)	(34.9)
Special Items:
Restructuring and other charges	(1.9)	0.2
Other restructuring associated costs included in cost of sales and selling, general and administrative expenses	(3.9)	(3.9)
SARs	—	(0.1)
Foreign currency exchange loss related to Venezuelan subsidiaries	—	(1.0)
Gain (loss) on sale of North American foam trays and absorbent pads business and European food trays business	2.3	(1.6)
Loss related to the sale of other businesses, investments and property, plant and equipment	—	(1.7)
Charges incurred related to the sale of Diversey	(16.1)	—
Other(2)	4.1	(1.4)
Pre-tax impact of Special Items	(15.5)	(9.5)
Non-U.S. GAAP Total Company Adjusted EBITDA from continuing operations	$181.9	$186.2

(1)

The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

Other Special Items for the three months ended March 31, 2017 primarily included a recovered wage tax as the result of a court ruling partially offset by legal fees associated with restructuring and acquisitions. Other Special Items for the three months ended March 31, 2016 primarily included legal fees associated with restructuring and acquisitions.

(3)	Depreciation and amortization by segment are as follows:

	Three Months Ended
	March 31,
	2017	2016

Food Care	$25.1	$22.9
Product Care	11.5	9.6
Corporate	0.6	2.4
Total Company depreciation and amortization(1)	$37.2	$34.9

(1)        Includes share-based incentive compensation of $8.0 million and $11.5 million for the three months March 31, 2017 and March 31, 2016 respectively.

(4)	Restructuring and other charges by segment is as follows:
	Three Months Ended
	March 31,
	2017	2016

Food Care	$1.2	$(0.1)
Product Care	0.7	(0.1)
Total Company restructuring and other charges	$1.9	$(0.2)

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY SEGMENT(1)

	Three Months Ended March 31, (Unaudited)
(In millions)	Food Care		Product Care		Total Company
2016 Net Sales	$638.4		$367.5		$1,005.9

Volume - Units	19.8	3.1%	18.5	5.0%	38.3	3.8%
Price/mix(2)	(6.2)	(1.0)%	(5.2)	(1.4)%	(11.4)	(1.1)%
Total constant dollar change (Non-U.S. GAAP)(3)	13.6	2.1%	13.3	3.6%	26.9	2.7%
Foreign currency translation	3.6	0.6%	(4.2)	(1.1)%	(0.6)	(0.1)%
Total change (U.S. GAAP)	17.2	2.7%	9.1	2.5%	26.3	2.6%

2017 Net Sales	$655.6		$376.6		$1,032.2

(1)

The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly report on Form 10-Q with the Securities and Exchange Commission.

(2)

Our price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or euro denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries.

(3)

Total constant dollar change is a non-U.S. GAAP financial measure which excludes the impact of foreign currency translation.  Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY REGION(1)

	Three Months Ended March 31, (Unaudited)
(In millions)	North America		EMEA(2)		Latin America		APAC(3)		Total
2016 Net Sales	$531.6		$235.4		$90.9		$148.0		$1,005.9

Volume - Units	39.4	7.4%	(3.6)	(1.5)%	1.3	1.4%	1.2	0.8%	38.3	3.8%
Price/mix(4)	(9.2)	(1.7)%	(4.7)	(2.0)%	3.7	4.1%	(1.2)	(0.8)%	(11.4)	(1.1)%
Total constant dollar change (Non-U.S. GAAP)(5)	30.2	5.7%	(8.3)	(3.5)%	5.0	5.5%	—	—%	26.9	2.7%
Foreign currency translation	0.6	0.1%	(8.0)	(3.4)%	1.5	1.7%	5.3	3.6%	(0.6)	(0.1)%
Total change (U.S. GAAP)	$30.8	5.8%	$(16.3)	(6.9)%	$6.5	7.2%	$5.3	3.6%	$26.3	2.6%

2017 Net Sales	$562.4		$219.1		$97.4		$153.3		$1,032.2

(1)

The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q  with the Securities and Exchange Commission.

(2)	EMEA consists of Europe, Middle East, Africa and Turkey.
(3)	APAC refers collectively to our Asia Pacific region. This region consists of i) Greater China, ii) India/Southeast Asia and iii) Australia, New Zealand, Japan and Korea.
(4)

Our price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or euro denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries.

(5)

Total constant dollar change is a non-U.S. GAAP financial measure which excludes the impact of foreign currency translation.  Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

HIGHLIGHTS OF FINANCIAL STATEMENTS

(Unaudited)

(In millions)

Year Ended
December 31,
2016

Net sales	$4,211.3
Earnings from continuing operations before income tax provision	380.7
Cash flow from operating activities	906.9
Adjusted EBITDA from continuing operations	807.6

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP EARNINGS BEFORE INCOME TAX

PROVISION TO NON-U.S. GAAP TOTAL COMPANY ADJUSTED EBITDA

(Unaudited)

(In millions)

Year Ended
December 31,
2016

Earnings from continuing operations before income tax provision	$380.7
Interest expense	(199.4)
Interest income	7.5
Depreciation and amortization	(158.1)
Depreciation and amortization adjustments	5.4
Special Items:
Restructuring and other charges	(4.4)
Other restructuring associated costs included in cost of sales and selling, general and administrative expenses	(20.0)
SARs	(0.7)
Foreign currency exchange loss related to Venezuelan subsidiaries	(1.6)
Charges related to ceasing operations in Venezuela	(52.7)
Loss on debt redemption and refinancing activities	(0.1)
Gain (loss) on sale of North American foam trays and absorbent pads business and European food trays business	(1.8)
Loss related to the sale of other businesses, investments and property, plant and equipment	(1.6)
Charges incurred related to the sale of Diversey	(1.4)
Other	2.0
Pre-tax impact of Special Items	(82.3)
Non-U.S. GAAP Total Company Adjusted EBITDA from continuing operations	$807.6